PROSPECTUS Dated                        Pricing Supplement No. 101
April 1, 1998                           Effective May 15, 2000



                   U.S. $1,000,000,000                           Rule 424 (b)(3)
                                                          Registration Statement
                                                                   No. 333-45015
                FORD MOTOR CREDIT COMPANY
             VARIABLE DENOMINATION FLOATING
                   RATE DEMAND NOTES


             - - - - - - - - - - - - - - -


                Interest Rate Per Annum
                - - - - - - - - - - - -


Period      Tier One Notes    Tier Two Notes    Tier Three Notes
Beginning   Under $15,000     $15,000-$49,999   $50,000 and over
----------  --------------     ---------------   ----------------
05/15/2000       5.73%             5.93%              6.13%